Exhibit 99.1

Black Diamond, Inc. Reports Third Quarter 2016 Results

SALT LAKE CITY, Utah – October 31, 2016 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a global leader of innovative active outdoor performance equipment and apparel, under the brand name Black Diamond®, reported financial results for the third quarter ended September 30, 2016.

Reported results are from continuing operations, excluding the results of POC Sweden AB and POC USA, LLC, which the Company sold on October 7, 2015, for all periods presented.

Third Quarter 2016 Financial Summary vs. Same Year-Ago Quarter

•	Sales up slightly to $39.4 million vs. $39.3 million (up 3% in constant currency)
•	Gross margin of 31.3% vs. 36.0% (33.2% in constant currency).
•	Selling, general and administrative expenses down 19% to $11.5 million.
•	Net loss from continuing operations was $0.4 million or $(0.01) per share, compared to a net loss from continuing operations of $50.8 million or $(1.55) per share.
•	Adjusted net income before non-cash items increased to $1.7 million or $0.06 per share, compared to $0.7 million or $0.02 per share.
•	Adjusted EBITDA up 61% to $1.7 million.
•	Repurchased 277,656 shares of the Company’s outstanding common stock for an average price of approximately $4.52 per share.

Third Quarter 2016 Financial Results

Sales in the third quarter of 2016 were $39.4 million compared to $39.3 million in the same year-ago quarter. Excluding the impact of foreign exchange, sales were up 3% due to strong climb and mountain equipment product growth.

Gross margin in the third quarter was 31.3% compared to 36.0% in the year-ago quarter. Foreign currency headwinds accounted for 190 basis points of this decline. Excluding the impact of foreign exchange, gross margin was 33.2%. Gross margin was also negatively impacted by a combination of an unfavorable mix of lower margin products and additional costs associated with the continued ramp of Black Diamond’s recently repatriated manufacturing activities from Asia to the U.S.

Selling, general and administrative expenses in the third quarter of 2016 decreased 19% to $11.5 million compared to $14.2 million in the year-ago quarter. The decline was due to the Company’s realization of savings from its restructuring plan implemented in 2015 to realign resources within the organization.

Net loss from continuing operations in the third quarter was $0.4 million or $(0.01) per diluted share, compared to a net loss from continuing operations of $50.8 million or $(1.55) per diluted share in the year-ago quarter. Net loss from continuing operations in the third quarter of 2016 included $1.9 million of non-cash items and $0.3 million in restructuring costs.

Adjusted net income from continuing operations, which excludes the non-cash items and restructuring costs, increased to $1.7 million or $0.06 per diluted share in the third quarter of 2016, compared to an adjusted net income from continuing operations before non-cash items of $0.7 million or $0.02 per diluted share in the third quarter of 2015.

Adjusted EBITDA increased 61% to $1.7 million compared to $1.1 million in the third quarter of 2015, primarily due to the aforementioned reduction in selling, general and administrative expenses.

At September 30, 2016, cash totaled $96.0 million compared to cash and marketable securities of $98.2 million at December 31, 2015. Total debt was $21.4 million compared to $20.1 million at December 31, 2015. Stockholders’ equity was $162.7 million or approximately $5.42 per share based on 30.0 million shares of common stock outstanding as of September 30, 2016.

During the third quarter, the Company repurchased a total of 277,656 shares of its common stock for a total cost of approximately $1.3 million or $4.52 per share.

Management Commentary

“The third quarter was once again highlighted by healthy demand for our climbing and mountain equipment products across all geographic regions,” said John Walbrecht, Black Diamond Equipment’s new brand president. “The quarter was also characterized by stability within our independent global distributor business, solid execution of pre-season orders, improved fulfillment rates and healtier inventory levels, which drove strong at-once orders.

“Our third quarter was also impacted by a weaker Euro and higher costs associated with manufacturing we repatriated from China back to our U.S. headquarters. However, the Company made steady improvements during the quarter in efficiency, quality and output, and we believe that the repatriation has us well-positioned to achieve higher gross margins in 2017 and beyond, along with improved levels of service to our customers and better working capital management.”

2016 Outlook

The Company reaffirms its fiscal year 2016 sales expectation of approximately $145-$150 million compared to $155.3 million in 2015. On a constant currency basis, the Company expects sales of approximately $155-$160 million, or flat to up 3% compared to 2015. As a result of the higher costs due to the repatriation of the Company’s Chinese manufacturing assets and ramp-up in Salt Lake City, UT during 2016, the Company expects gross margin in fiscal 2016 to be approximately 30.0% compared to 34.9% in 2015. On a constant currency basis, the Company expects gross margin of approximately 33.5%.

Redeployment and Diversification Strategy

On November 9, 2015, the Company announced that it is seeking to redeploy its significant cash balances. The Company expects to invest in high-quality, durable, cash flow-producing assets potentially unrelated to the outdoor industry in order to diversify its business and potentially monetize its substantial net operating losses. The Company intends to focus its search primarily in the United States, while also evaluating international investment opportunities should it find such opportunities attractive.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $166 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2016 results.

Date: Monday, October 31, 2016

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-800-449-5865

International dial-in number: 1-719-325-2366

Conference ID: 9326110

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=121543 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 14, 2016.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9326110

About Black Diamond, Inc.

Black Diamond, Inc. (Black Diamond) is a publicly-traded (NASDAQ:BDE) holding company which seeks opportunities to acquire and grow businesses that can generate durable free cash flows and attractive returns. Black Diamond has substantial cash balances and net operating tax loss carryforwards which will be redeployed to maximize shareholder value in a diverse array of businesses. Currently, Black Diamond Equipment, Ltd. is its only operating subsidiary. Black Diamond Equipment, Ltd. is a manufacturer of active outdoor equipment and clothing for the climbing, skiing and mountain sports markets. For additional information, please visit our corporate website at www.blackdiamond-inc.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Aaron Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@bdel.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash	$95,955	$88,401
Marketable securities	-	9,824
Accounts receivable, less allowance for doubtful accounts of $390 and $184, respectively	27,298	26,774
Inventories	45,250	51,496
Prepaid and other current assets	1,603	3,337
Income tax receivable	706	749
Total current assets	170,812	180,581

Property and equipment, net	11,218	10,790
Other intangible assets, net	10,208	10,934
Indefinite lived intangible assets	22,729	22,644
Other long-term assets	386	1,843
Total assets	$215,353	$226,792

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$20,925	$21,446
Income tax payable	1,080	-
Current portion of long-term debt	21,439	-
Total current liabilities	43,444	21,446

Long-term debt, net	-	20,133
Deferred income taxes	8,864	8,969
Other long-term liabilities	388	1,812
Total liabilities	52,696	52,360

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,888 and 32,884 issued and 30,016 and 31,203 outstanding, respectively	3	3
Additional paid in capital	483,891	483,698
Accumulated deficit	(308,328)	(300,739)
Treasury stock, at cost	(12,398)	(7,320)
Accumulated other comprehensive loss	(511)	(1,210)
Total stockholders' equity	162,657	174,432
Total liabilities and stockholders' equity	$215,353	$226,792

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2016	September 30, 2015

Sales
Domestic sales	$17,939	$17,185
International sales	21,502	22,071
Total sales	39,441	39,256

Cost of goods sold	27,105	25,113
Gross profit	12,336	14,143

Operating expenses
Selling, general and administrative	11,483	14,243
Restructuring charge	282	696
Transaction costs	-	39

Total operating expenses	11,765	14,978

Operating income (loss)	571	(835)

Other (expense) income
Interest expense, net	(719)	(705)
Other, net	422	696

Total other expense, net	(297)	(9)

Income (loss) from continuing operations before income tax	274	(844)
Income tax expense	679	49,958
Loss from continuing operations	(405)	(50,802)

Discontinued operations, net of tax	-	1,107

Net loss	$(405)	$(49,695)

Loss from continuing operations per share:
Basic	$(0.01)	$(1.55)
Diluted	(0.01)	(1.55)

Net loss per share:
Basic	$(0.01)	$(1.52)
Diluted	(0.01)	(1.52)

Weighted average shares outstanding:
Basic	30,063	32,776
Diluted	30,063	32,776

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2016	September 30, 2015

Sales
Domestic sales	$54,190	$51,992
International sales	52,600	59,198
Total sales	106,790	111,190

Cost of goods sold	75,155	71,711
Gross profit	31,635	39,479

Operating expenses
Selling, general and administrative	37,311	43,470
Restructuring charge	1,275	2,572
Transaction costs	269	446
Arbitration award	(1,967)	-

Total operating expenses	36,888	46,488

Operating loss	(5,253)	(7,009)

Other (expense) income
Interest expense, net	(2,142)	(2,073)
Other, net	826	346

Total other expense, net	(1,316)	(1,727)

Loss from continuing operations before income tax	(6,569)	(8,736)
Income tax expense	1,020	47,651
Loss from continuing operations	(7,589)	(56,387)

Discontinued operations, net of tax	-	(430)

Net loss	$(7,589)	$(56,817)

Loss from continuing operations per share:
Basic	$(0.25)	$(1.72)
Diluted	(0.25)	(1.72)

Net loss per share:
Basic	$(0.25)	$(1.74)
Diluted	(0.25)	(1.74)

Weighted average shares outstanding:
Basic	30,525	32,735
Diluted	30,525	32,735

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH

ITEMS, ADJUSTED NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2016	Per Diluted Share	September 30, 2015	Per Diluted Share

Net loss from continuing operations	$(405)	$(0.01)	$(50,802)	$(1.55)

Amortization of intangibles	269	0.01	319	0.01
Depreciation	529	0.02	709	0.02
Accretion of note discount	469	0.02	391	0.01
Stock-based compensation	42	0.00	126	0.00
Gain from removal of accumulated translation adjustment	31	0.00	(606)	(0.02)
Income tax expense	679	0.02	49,958	1.52
Cash paid for income taxes	(167)	(0.01)	(110)	(0.00)

Net income (loss) from continuing operations before non-cash items	$1,447	$0.05	$(15)	$(0.00)

Restructuring charge	282	0.01	696	0.02
Transaction costs	-	-	39	0.00
State cash taxes on adjustments	(8)	(0.00)	(26)	(0.00)
AMT cash taxes on adjustments	(5)	(0.00)	(14)	(0.00)

Adjusted net income from continuing operations before non-cash items	$1,716	$0.06	$680	$0.02

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH

ITEMS, ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2016	Per Diluted Share	September 30, 2015	Per Diluted Share

Net loss from continuing operations	$(7,589)	$(0.25)	$(56,387)	$(1.72)

Amortization of intangibles	808	0.03	977	0.03
Depreciation	1,705	0.06	2,316	0.07
Accretion of note discount	1,358	0.04	1,133	0.03
Stock-based compensation	193	0.01	1,028	0.03
Gain from removal of accumulated translation adjustment	126	0.00	(606)	(0.02)
Income tax expense	1,020	0.03	47,651	1.46
Cash paid for income taxes	(124)	(0.00)	(384)	(0.01)

Net loss from continuing operations before non-cash items	$(2,503)	$(0.08)	$(4,272)	$(0.13)

Restructuring charge	1,275	0.04	2,572	0.08
Transaction costs	269	0.01	446	0.01
Arbitration award	(1,967)	(0.06)	-	-
State cash taxes on adjustments	(44)	(0.00)	(106)	(0.00)
AMT cash taxes on adjustments	(30)	(0.00)	(58)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(3,000)	$(0.10)	$(1,418)	$(0.04)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2016	September 30, 2015

Net loss from continuing operations	$(405)	$(50,802)

Income tax expense	679	49,958
Other, net	(422)	(696)
Interest expense, net	719	705

Operating income (loss)	571	(835)

Depreciation	529	709
Amortization of intangibles	269	319

EBITDA	$1,369	$193

Restructuring charge	282	696
Transaction costs	-	39
Stock-based compensation	42	126

Adjusted EBITDA	$1,693	$1,054

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Nine Months Ended
	September 30, 2016	September 30, 2015

Net loss from continuing operations	$(7,589)	$(56,387)

Income tax expense	1,020	47,651
Other, net	(826)	(346)
Interest expense, net	2,142	2,073

Operating loss	(5,253)	(7,009)

Depreciation	1,705	2,316
Amortization of intangibles	808	977

EBITDA	$(2,740)	$(3,716)

Restructuring charge	1,275	2,572
Transaction costs	269	446
Arbitration award	(1,967)	-
Stock-based compensation	193	1,028

Adjusted EBITDA	$(2,970)	$330

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